UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported):
January 20, 2006
Maxtor Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16447	77-0123732
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 894-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
     On January 20, 2006, Theodore F. Vahl (the “Plaintiff”) commenced a purported shareholder class action lawsuit in the Superior Court of the State of California, County of Santa Clara, against Maxtor Corporation (the Company”), the Company’s Chairman and Chief Executive Officer, and certain members of the Company’s Board of Directors (the “Complaint”). The Complaint alleges that the defendants violated their fiduciary duties in connection with the proposed merger of the Company with Seagate Technology. A copy of the Complaint is attached hereto as an exhibit.
     The Company believes that the lawsuit is without merit and intends to vigorously defend it. The Company is unable to predict the outcome of the action or the length of time it will take to resolve the action.
     The Company does not intend to file further current reports on Form 8-K describing additional lawsuits, if any, purporting class action status, in either federal or state court, which are based on allegations substantially similar to those contained in the complaint described herein.
Item 9.01     Financial Statements and Exhibits.
(c) Exhibits

Exhibit
No.	Description
Exhibit 99.1	Complaint filed on January 20, 2006 in the Superior Court of the State of California, County of Santa Clara, captioned Theodore F. Vahl, on Behalf of Himself and All Others Similarly Situated v. Maxtor Corporation, C.S. Park, Charles F. Christ, Gregory E. Myers, Charles M. Boesenberg, Michael R. Cannon, M. Charles Hill, Richard E. Allen; Case Number 1-06-CV056577 (Santa Clara County Superior Court).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2006
MAXTOR CORPORATION
	By:	/s/ Duston M. Williams
	Name:	Duston M. Williams
	Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
Exhibit 99.1	Complaint filed on January 20, 2006 in the Superior Court of the State of California, County of Santa Clara, captioned Theodore F. Vahl, on Behalf of Himself and All Others Similarly Situated v. Maxtor Corporation, C.S. Park, Charles F. Christ, Gregory E. Myers, Charles M. Boesenberg, Michael R. Cannon, M. Charles Hill, Richard E. Allen; Case Number 1-06-CV056577 (Santa Clara County Superior Court).